Exhibit 10.12

PROMISSORY NOTE

$____________	Nassau County, New York
April ___, 2022

FOR VALUE RECEIVED, CorpHousing Group Inc., a Delaware corporation, and its successors and assigns (hereinafter called the “Maker”), unconditionally promises to pay to ________________and any successor thereto (hereinafter the “Holder”), the principal sum of __________ Dollars ($_____________), together with any accrued and unpaid interest on the principal balance hereof from time to time outstanding, when and as set forth below:

1.                  The principal amount outstanding under this Note shall bear interest at the rate per annum equal to 1.5%, payable monthly in arrears.

2.                  The prescribed interest shall be charged on the principal balance hereof from time to time outstanding and shall be calculated on the basis of the actual number of days elapsed over a 365 day year.

3.                  Payments of principal and interest hereunder shall be payable in lawful money of the United States, by wire transfer, as and when due, to the account of the Holder which the Holder shall designate in writing to the Maker from time to time.

4.                  If not accelerated or prepaid prior thereto in accordance with the terms hereof, the full principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable on the earlier of (a) June 15, 2022 and (b) the date of consummation of an initial public offering (“IPO”) of the Maker’s common stock (such earlier date, the “Maturity Date”). Notwithstanding anything to the contrary, all principal and interest due shall be converted upon closing of the IPO into the shares of common stock and warrants (and any other securities) comprising the units sold in the offering, at a conversion price equal to 75% of the per-unit offering price in the IPO.

5.                  The Maker waives presentment, demand, protest and notice of protest and all requirements necessary to hold it liable as the Maker. Any failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

6.                  This Note may be prepaid in full or in part at the election of Maker and without notice to or payment of any or premium or penalty to Holder at any time; provided that any and all prepayments shall be applied first to any costs and expenses then due to the Holder, then to accrued and unpaid interest, and then to outstanding principal payments due, in the order of maturity.

In connection with this Note, the Maker shall issue to the Holder concurrently herewith a warrant (“Warrant”) to purchase certain shares of the common stock of Maker, which Warrant shall only become exercisable upon consummation of an IPO. The Warrant shall be in the form of Exhibit A hereto.

7.                  Notwithstanding any provisions to the contrary herein contained, and subject to the limitations relating to the maximum interest allowed to be charged under applicable law set forth herein, during the period that an Event of Default (defined below) shall have occurred and be continuing, at the option of the Holder, the Obligations (as defined below) shall accrue interest at a rate per annum (the “Alternate Rate”) equal to the greater of (a) 1.5% per month and (b) the highest rate allowable by law, computed from the date of the occurrence of an Event of Default and continuing until (i) in the event the Holder, in its sole discretion, elects to waive or postpone its right to accelerate the Obligations, such Event of Default is cured to the sole and absolute satisfaction of the Holder, or (ii) in the event the Holder, in its sole discretion, elects to accelerate the Obligations, or any of them, such Obligations are fully paid and performed.

8.                  As used in this Note, the term “Obligations” shall mean (i) the principal balance of and accrued interest on this Note (or, if an Event of Default has occurred and the Obligations have been accelerated by Holder, the Mandatory Default Amount); and (ii) all other obligations and liabilities arising under this Note. “Mandatory Default Amount” shall be an amount equal to 125% of outstanding principal and accrued and unpaid interest through the date of payment.

9.                  The following shall constitute an event of default (each an “Event of Default”):

(a)              Any failure to make payment of principal or interest under this Note when due for more than five (5) business days after the giving of written notice to the Maker; or

(b)              The Maker shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee, or a substantial part of any of its properties or assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Maker in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; or the Maker by any act or omission shall indicate its consent to, approval of or fail to timely object to any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver, or any trustee for the Maker or any substantial part of any of its properties or assets, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; (ii) generally not pay its debts as such debts become due or admit in writing its inability to pay its debts as they mature; or (iii) be “insolvent”, as such term is defined in the Bankruptcy Code, § 11 U.S.C. § 101(31); or

(c)               A material breach or other material violation of the terms of this Note shall occur, and such breach or other violation remains uncured for a period of ten (10) business days after the giving of written notice to the Maker.

Upon the occurrence of an Event of Default which shall be continuing, the Holder may take any or all of the following actions: (i) declare the Obligations to be due and payable and (ii) take any and all actions and pursue any and all remedies when and as may be permitted by this Note or by applicable law.

10.              EACH OF THE MAKER AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT OR THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS-CLAIMS, OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, OR THE TRANSACTIONS CONTEMPLATED HEREIN.

The Maker hereby specifically authorizes any action brought upon the enforcement of this Note by the Holder to be instituted and prosecuted in the State or Federal courts located in Fairfield County, Connecticut, at the election of the Holder. The Maker hereby consents and submits to the personal jurisdiction of the State and Federal courts of Connecticut in any action instituted by the Holder arising under or related to this Note.

11.              This Note is to be construed and enforced according to the internal law of the State of Delaware, without giving effect to principles of conflict of laws.

12.              Each provision of this Note is intended to be severable and the invalidity or illegality of any portion of this Note shall not affect the validity or legality of the remainder hereof.

13.              This Note is not assignable or otherwise transferable by the Maker nor are its obligations hereunder assumable without the prior consent of the Holder, unless the Maker agrees to remain liable for all the Obligations. This Note is non-negotiable and may not be assigned or otherwise transferred by the Holder without the prior consent of the Maker, except to a bank or other financial institution as collateral or, in the case of a Holder that is a natural person, the transfer of this Note by such Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestate to his or her spouse, child (natural or adopted) or any other direct lineal descendent of such Holder or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Holder and/or any such family members.

MAKER:

CORPHOUSING GROUP INC.

By:
Name:	Brian L Ferdinand
Title:	CEO

Exhibit A